SEVENTH AMENDMENT AND AGREEMENT

          SEVENTH AMENDMENT AND AGREEMENT, dated as of October 28, 1998 (this "SEVENTH AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "BORROWER"), and BNY FINANCIAL CORPORATION, a New York corporation (the "Lender").

                                 RECITALS

          The Borrower and the Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility, (ii) a $3,000,000.00 term loan facility, (iii) a $3,750,000.00 term loan facility, (iv) a $1,500,000.00 term loan facility, (v) a $1,600,000.00 term loan facility and (vi) a $1,000,000.00 revolving credit facility which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender provide a letter of credit facility in the amount of $2,000,000.00 (x) to provide for the satisfaction of certain obligations of Air 41 LLC, a Delaware limited liability company ("AIR 41 ") 50 % of which is beneficially owned by the Borrower, under that certain Secured Loan Agreement, made as of September 16, 1998, between Finova Capital Corporation and Air 41 (the "SECURED LOAN AGREEMENT"), (y) to assist the Borrower from time to time in importing goods and inventory and
(z) otherwise to provide assurance to third parties of payment of the Borrower's obligations thereto. Subject to the terms and conditions hereof, the Lender is willing to provide to Borrower the Letter of Credit Facility (as defined below).

          In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                 ARTICLE I
                                Definitions

          1. DEFINITIONS. (a) In addition to the definitions set forth in the heading and the recitals to this Seventh Amendment, the following definitions shall apply to this Seventh Amendment:

          "AGREEMENT": means the Existing Credit Agreement as amended by this Seventh Amendment.

          "EXISTING CREDIT AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and the Lender, the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and the Lender, the Fourth Amendment and Agreement, dated as of February 4, 1998 between the Borrower and the Lender, the Fifth Amendment, dated as of July 16, 1998, between the Borrower and the Lender, and the Sixth Amendment, dated as of May 30, 1998, between the Borrower and the Lender, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Seventh Amendment.

          "SEVENTH AMENDMENT DOCUMENTS": this Seventh Amendment and any other agreements, instruments and documents executed or delivered pursuant to or in connection with this Seventh Amendment and the transactions contemplated thereby.

          (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                ARTICLE II
                              Representations

          1.   REPRESENTATIONS.    The   Borrower   hereby  represents  and
warrants as follows:

          (a) It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.

          (b) It has the power and authority, and the legal right, to make, deliver and perform this Seventh Amendment and the other Seventh Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Seventh Amendment and to authorize the execution, delivery and performance of the Seventh Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Seventh Amendment Documents to which it is a party. Each Seventh Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each Seventh Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) The conditions contained in Article IV hereof have been satisfied.
          (d) Each of the Credit Documents is on the date hereof in full force and effect.

          (e) The Secured Loan Agreement is on the date hereof in full force and effect and no Default (as defined therein) or Event of Default (as defined therein) has occurred and is continuing on the date hereof.

                                ARTICLE III
                  Amendments to Existing Credit Agreement

          1.   AMENDMENTS  TO  SECTION  1.  (a) Section 1.1 of the Existing
Credit  Agreement  is  hereby  amended  by  inserting   the  following  new
definitions therein in alphabetical order:

          "AGGREGATE OUTSTANDING REVOLVER EXTENSIONS OF CREDIT": at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolver Advances then outstanding and (b) the Letter of Credit Liabilities then outstanding.

          "GOODS": as defined in Section 2.6(g).

          "DOCUMENTS": as defined in Section 2.6(g).

          "LETTER OF CREDIT": as defined in Section 2.6.

          "LETTER OF CREDIT DOCUMENTS" shall mean the collective reference to each Letter of Credit and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any such obligations, as each may be modified and supplemented and in effect from time to time.

          "LETTER OF CREDIT FACILITY": at any time, the obligation of the Lender to join in applications for a Letter of Credit and/or guarantee payment or performance thereunder in an aggregate principal amount at any one time outstanding not to exceed $2,000,000.00, as such obligation may be reduced from time to time in accordance with the provisions of this Agreement.

          "LETTER OF CREDIT LIABILITY": in respect of any Letter of Credit at any time, the sum, without duplication at any time, of (a) the undrawn face amount of such Letter of Credit at such time, PLUS (b) the aggregate unpaid principal amount of all obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

          "REIMBURSEMENT OBLIGATIONS": the obligations of the Borrower to reimburse amounts paid by the Lender in respect of the Letters of Credit, including without limitation all amounts due or which may become due under the Letters of Credit, guarantees or any drafts or acceptances thereunder; all amounts charged or chargeable to the Borrower or to the Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Letters of Credit; any other bank charges; fees and commissions; duties and taxes; costs of insurance; all such other charges and expenses which may pertain either directly or indirectly to such Letters of Credit, drafts, acceptances, guarantees or to the goods or documents relating thereto, and the Lender's charges as herein provided.

          "SEVENTH  AMENDMENT":  that   certain   Seventh   Amendment   and
Agreement, dated as of October ___, 1998, between the Borrower and the Lender.

          "SEVENTH AMENDMENT DOCUMENTS": the Seventh Amendment and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the Seventh Amendment and the transactions contemplated thereby.

          "SEVENTH AMENDMENT EFFECTIVE DATE": the date on which all of the conditions precedent to the effectiveness of the Seventh Amendment set forth in Article IV of the Seventh Amendment are first satisfied or waived.

     (b)  The  definition  of the term  "Available  Revolver  Facility"  in
Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

          ""AVAILABLE REVOLVER FACILITY": at any time, an amount equal to the excess, if any, of (a) the Revolver Facility over (b) the Aggregate Outstanding Revolver Extensions of Credit."

     (c) The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "CREDIT DOCUMENTS": this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Letter of Credit Documents, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, Term Note D, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6.11."

     (d) The definition of the term "Facilities" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

          "FACILITIES": the collective reference to the Revolver Facility, the Open Purchasing Revolver Facility, the Letter of Credit Facility, the Term Loan A Facility, the Term Loan B Facility, the Term Loan C Facility and the Term Loan D Facility."

     (e) The definition of the term "Obligations" in Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the words "and the Reimbursement Obligations" in the fifth line of said definition after the words "on the Loans" and before the comma (,) immediately following such words.

     (f) The definition of the term "Revolver Facility" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

          ""REVOLVER FACILITY" the obligation of the Lender to make Revolver Advances to the Borrower under Section 2.l(a) hereof and or to join in applications for Letter of Credits and/or guarantee payment or performance thereunder in an aggregate principal amount at any one time outstanding not to exceed $13,000,000.00, as such obligation may be reduced from time to time in accordance with the provisions of this Agreement."

     2. AMENDMENTS TO SECTION 2. (a) Section 2.l(a) is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

          "Subject to the terms and conditions hereof, the Lender agrees in its reasonable discretion to make revolving credit loans ("REVOLVER ADVANCES") to the Borrower from time to time during the period commencing with and including the Closing Date and ending with the termination of this Agreement in an aggregate principal amount at any one time outstanding which, when added to the then outstanding Letter of Credit Liabilities, shall not exceed the lesser of the Revolver Facility then in effect and the Revolver Borrowing Base then in effect."

     (b) Section 2 of the Existing Credit Agreement is hereby amended by incorporating at the end thereof the following section:

          "2.6 LETTER OF CREDIT FACILITY. Subject to the terms and conditions hereof, and in the Lender's sole and absolute discretion, the Lender, upon the request of the Borrower from and after the Seventh Amendment Effective Date, may from time to time apply for, join in the application for, or guarantee payment or performance of, one or more letters of credit (each, a "LETTER OF CREDIT") and any drafts or acceptances thereunder; PROVIDED, HOWEVER, without in any way limiting the discretion of the Lender, that in no event shall (i) the aggregate amount of the Letter of Credit Liabilities, PLUS the aggregate principal amount of the Revolver Advances then outstanding exceed at any time the lesser of the Revolver Facility and the Revolver Borrowing Base as in effect at such time, (ii) the face amount of any Letter of Credit be less than $50,000.00, or (iii) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Termination Date and
(y) the date twelve months following the date of such issuance, unless the Lender has approved such expiry date in writing (but never beyond the fifth Business Day prior to the Termination Date), PROVIDED, HOWEVER, that each Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Termination
Date) so long as such Letter of Credit provides that the Lender retains an option satisfactory to the Lender to terminate such Letter of Credit prior to each extension date. The following additional provisions shall apply to each Letter of Credit:

          (a) The amount and extent of each Letter of Credit and the terms and conditions thereof and of any drafts or acceptances thereunder, shall in all respects be determined solely by or with the consent of the Lender in its sole and absolute discretion and shall be subject to change, modification and revision by the Lender, at any time and from time to time.

          (b) On each day during which any Letter of Credit is outstanding, the Revolver Facility shall be deemed to be utilized (in addition to the aggregate amount of all Revolver Advances then outstanding) for all purposes hereof in an amount equal to the then aggregate undrawn face amounts of all Letters of Credit then outstanding.

          (c) The Borrower hereby unconditionally agrees to pay and reimburse the Lender on demand for the amount of each payment made by the Lender to the issuer of a Letter of Credit or otherwise constituting a Reimbursement Obligation, together with interest thereon at the ABR Rate from the date payment was made to the date on which payment is demanded by the Lender. Any such payment due from the Borrower and not paid on the required date shall bear interest at rates specified in Section 3.l(c). The Lender is hereby authorized, but shall not be obligated, to make any such payment to itself on behalf of the Borrower in whole or in part by making a Revolver Advance or by otherwise charging the account of the Borrower.

          (d) Borrower shall pay to the Lender monthly in advance in respect of each Letter of Credit a letter of credit commission in an amount (not less than $500) equal to (x) one quarter of one percent (1/4%) per month on the face amount of such Letter of Credit, either opened or amended (as to expiry date or dollar amount) for the entire term of such Letter of Credit (including for the purposes hereof the term of any time draft thereunder payable after the expiry thereof); or (y) five sixteenths of one percent (5/16%) per month for each month (or partial month) during the term of such Letter of Credit (including for the purposes hereof the term of any time draft thereunder payable after the expiry thereof) during which the Loans bear interest at the rate set forth in Section 3. 1 (b). Upon and after the occurrence of an Event of Default, such commission shall be increased by an amount equal to one sixth of one percent (1/6%) per month.

          (e) All Reimbursement Obligations shall be repaid to the Lender solely in Dollars.

          (f) All Letters of Credit used to assist the Borrower in importing goods and inventory shall be opened to cover actual importation of goods and inventory solely for the Borrower's account, and said goods will not be sold or transferred, other than to customers in the ordinary course of business, without our specific, prior written consent.

          (g) In addition to any indemnification hereunder, the Borrower unconditionally agrees to indemnify the Lender and hold the Lender harmless from and against any and all loss, claim or liability arising from any transactions, occurrences, errors or omissions relating to any Letter of Credit; the goods acquired thereunder (the "Goods"); the documents evidencing the Goods (the "Documents"); any discrepant or nonconforming provisions thereof; steamship or airway guaranties, releases, indemnities or delivery orders or similar documents; any drafts or acceptances; and all Reimbursement Obligations hereunder, including, but not limited to, any such loss, claim or liability due to any action, errors or omissions attributable to the issuer, the Lender, any other entity, or any other cause. The Borrower's unconditional obligation to the Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever. The Borrower agrees that any charges made by the Lender for the Borrower's account shall be conclusive on the Lender and may be repaid by the creation by Lender of a Revolver Advance or otherwise charged to the Borrower's account.

          (h) The Lender shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any Documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the Documents; the validity, sufficiency, or genuineness of any Documents or of any endorsements thereon, even if such Documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; any discrepant or nonconforming provisions in any Documents; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in any Letter of Credit or Documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. Furthermore, without being limited by the foregoing, the Lender shall not be responsible for any act or omission taken or made in good faith with respect to or in connection with any of the Goods or the Documents.

          (i) The Borrower agrees that any action taken by the Lender, or any action taken by the issuer if taken in good faith, under or in connection with any Letter of Credit, the guarantees, the drafts or acceptances, or the Goods or the Documents, shall be binding on the Borrower and shall not put the Lender in any resulting liability to the Borrower. In furtherance thereof, the Lender shall have the full right and authority to take any of the following actions in the name of the Lender or the Borrower (and the Borrower agrees that it shall not have the right to take any such action without the Lender's express endorsement in writing): to clear and resolve any questions of non-compliance of Documents; to give any instructions as to acceptance or rejection of any Documents or Goods; to execute any and all applications for steamship or airways guarantees, releases, indemnities or delivery orders or similar documents; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances, all in the Lender's sole name; and the issuer shall be entitled to comply with and honor any and all such documents or instructions executed by or received solely from the Lender, all without any notice to or any consent from the Borrower.

          (j) The Borrower agrees that any necessary import, export or other licenses or certificates for the import or handling of the Goods will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Goods, or the financing thereof will have been promptly and fully compiled with; and any certificates in that regard that the Lender may at any time request will be promptly furnished. In this connection, the Borrower warrants and represents that all shipments made under any such Letter of Credit will be in accordance with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Borrower assumes all risk and liability for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision, where the Goods are or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

          (k) Any rights, remedies, duties or obligations granted or undertaken by the Borrower to the issuer in any application for any Letter of Credit, or any standing agreement relating to any Letter of Credit or otherwise, shall be deemed to have been granted to the Lender and apply in all respects to the Lender and shall be in addition to any rights, remedies, duties or obligations contained herein.

          (1) The obligations of the Borrower under this Agreement and any Letter of Credit Document to reimburse the Lender for a payment made by the Lender to the issuer of a Letter of Credit or otherwise constituting a Reimbursement Obligation, and to repay any Revolver Advance made in respect thereof, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any issuer, beneficiary, or any transferee of the Letter of Credit (or any Person for whom any such issuer, beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit, or any defense based upon the failure of any drawing under the Letter of Credit to conform to the terms of the
Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this Section 2.6, the provisions of this Section 2.6 shall control."

          3. AMENDMENTS TO SECTION 3. (a) Section 3.1(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "(b) If on any five Business Days (whether or not consecutive) occurring in any calendar month the sum of the amount of
     Revolver         Advances         outstanding          on         each
                                                                 such
     Business Day and the Letter of Credit Liabilities outstanding on each such Business Day exceeds the lesser of the Revolver Borrowing Base and the Revolver Facility as in effect for each such Business Day with the permission of the Lender pursuant to Section 3.3(c), then the average daily balance of all Loans outstanding on each day during such month shall bear interest at the then applicable Interest Rate pursuant to Section 3.1(a) above, plus a per annum rate of one-half of one percent (0.50 %)."

          (b) Section 3.3(a) of the Existing Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

               "If on any date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.2(c), the sum of the aggregate outstanding principal amount of the Revolver Advances as of such date and the Letter of Credit Liabilities as of such date exceeds the Revolver Borrowing Base, the Borrower shall prepay the Revolver Advances and deposit cash collateral in respect of the Letter of Credit Liabilities in accordance with paragraph (f) of this Section
     3.3 in an aggregate amount equal to such excess no later than the Business Day immediately following the date of delivery of such Borrowing Base Certificate."

          (c) Section 3.3(e) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "(e) Unless the Lender otherwise agrees, the Borrower shall prepay the Revolver Advances and deposit cash collateral in respect of the Letter of Credit Liabilities in accordance with paragraph (f) of this Section 3.3 in an aggregate amount equal to 100% of the Net Proceeds of any sale, lease, assignment, exchange or other disposition for cash of any asset or group of assets (including, without limitation, insurance proceeds paid as a result of any destruction, casualty or taking of any property of the Borrower), other than Approved Aircraft and the Real Estate of the Borrower upon which its principal executive offices are located on the Closing Date, not made in the ordinary course of business by the Borrower, in any such case no later than three Business Days following receipt by the Borrower of such proceeds, together with accrued interest to such date on the amount prepaid; PROVIDED that no such prepayment or cash collateral deposit shall be required pursuant to this Section 3.3(e) unless the aggregate amount of such Net Proceeds received by the Borrower and not previously applied to prepayment of the Revolver Advances is at least $100,000. Nothing in this Section 3.3(e) shall be construed to derogate any restriction or limitation contained in any Credit Document imposed on any transaction of the types described in this
     Section 3.3(e), including without limitation the restrictions set forth in Sections 7.2, 7.5, and 7.6 hereof.

          (d) Section 3.3 of the Existing Credit Agreement is hereby amended by incorporating at the end thereof the following section:

               "(f) All cash collateral in respect of Letter of Credit Liabilities required under Section 3.3(a), Section 3.3(e) and Section 8 hereof, shall be deposited by the Borrower in a cash collateral account opened by the Lender. The Borrower hereby grants to the Lender, for the benefit of the issuer, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Amounts held in such cash collateral account shall be applied by the Lender to the payment of Reimbursement Obligations, and the unused portion thereof after all Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrower shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Lender, for the account of the issuer, such further documents and instruments as the Lender may request to evidence the creation and perfection of the within security interest in such cash collateral account."

          (e) Section 3.13 of the Existing Credit Agreement is hereby amended by (i) inserting the words "or applications or guarantees made, joined in or issued by the Lender in connection with Letters of Credit" in the fifth line thereof immediately after the words "against Loans made by the Lender" and before the words "or impose on the Lender", and (ii) inserting the words "or such applications or guarantees" in the sixth line thereof immediately after the word "Loans" and before the words "or the performance by the Lender", and (iii) inserting the words "or making, joining in or issuing such applications or guarantees or" at the beginning of the eighth line thereof immediately before the words "otherwise performing its obligations hereunder".

          4. AMENDMENT TO SECTION 4. Section 4 of the Existing Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

          "To induce the Lender to enter into this Agreement, to make the Loans and to apply for, join in the application for, or guarantee payment or performance of Letters of Credit, the Borrower hereby represents and warrants to the Lender that:

          5. AMENDMENT TO SECTION 5. The last sentence of Section 5.2 of the Existing Credit Agreement is hereby amended by inserting the words "and Letter of Credit issued on behalf of" into the first line thereof immediately after the words "Each borrowing by" and before the words "the Borrower hereunder".

          6. AMENDMENTS TO SECTION 8. (a) Section 8(a) of the Existing Credit Agreement is hereby amended by inserting the words "or any Reimbursement Obligation" into the first line thereof immediately after the words "on any Loan" and before the words "or any other amount".

          (b) Section 8 of the Existing Credit Agreement is hereby amended by inserting the words "(including, without limitations all amounts of the Letter of Credit Liabilities, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) into each of the fourth and ninth lines of the flush text of the first paragraph thereof (which immediately succeeds Event of Default
(i)) immediately after the words "this Agreement" and before the words "and the other" in each such line.

          (c) Section 8 of the Existing Credit Agreement is hereby amended by incorporating therein after the first paragraph thereof the following paragraph:

               "With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account in accordance with the provisions of Section 3.3(f) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit."

                                ARTICLE IV
                        Conditions to Effectiveness

          This Seventh Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "SEVENTH AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

          1.   This   Seventh   Amendment  shall  have  been  executed  and
delivered by each party hereto.

          2. The Lender shall have received executed legal opinions of King & Spalding, special counsel to the Borrower, in form and substance satisfactory to the Lender and taking into account this Seventh Amendment and the matters contemplated hereby. Such legal opinion shall cover such matters incident to the transactions contemplated by this Seventh Amendment as the Lender may reasonably require.

          3. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the Letter of Credit Facility and the execution, delivery and performance of this Seventh Amendment, certified by the
Secretary or an Assistant Secretary of the Borrower as of the Seventh Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          4.   The  Lender  shall  have  received  a  certificate   of  the
Secretary or an Assistant Secretary of the Borrower, dated the Seventh Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing this Seventh Amendment and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          5.   The  Lender  shall   have  received  certificates  from  the
Borrower, stating that its Governing Documents have not been amended since September 30, 1996.

          6. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.

          7. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Seventh Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

          8. No Default or Event of Default shall have occurred and be continuing.

          9. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Seventh Amendment, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          10. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is to be a party.

                                 ARTICLE V
                               Miscellaneous

          1.   PAYMENT OF EXPENSES.  Without limiting its obligations under
Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Seventh Amendment and the other Seventh Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender, and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

          2. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

          3. ACKNOWLEDGMENT. The Borrower hereby consents to the execution and delivery of this Seventh Amendment and each of the other Seventh Amendment Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.

          4. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                         [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                              INTERNATIONAL AIRLINE SUPPORT
                              GROUP, INC.



                              By ________________________________
                                   Name:
                                   Title:


                              BNY FINANCIAL CORPORATION



                              By ________________________________
                                   Name:
                                   Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                              INTERNATIONAL AIRLINE SUPPORT
                              GROUP, INC.



                              By ________________________________
                                   Name:
                                   Title:


                              BNY FINANCIAL CORPORATION



                              By ________________________________
                                   Name:
                                   Title: